Exhibit 10.1

CORINTHIAN COLLEGES, INC.

2003 PERFORMANCE AWARD PLAN

LONG-TERM CASH INCENTIVE AWARD AGREEMENT

Employee Name:	«Employee»

Target Incentive Amount:	$«Target_Incentive_Amount»(1)

Performance Period:	[July 1, 2013 through and including June 30, 2016]

Award Date:	[ , 2013]

THIS LONG-TERM CASH INCENTIVE AWARD AGREEMENT (this “Agreement”) is by and between CORINTHIAN COLLEGES, INC., a Delaware corporation (the “Corporation”), and the employee named above (the “Participant”), an employee of the Corporation or one of its subsidiaries, and is delivered under the Corinthian Colleges, Inc. 2003 Performance Award Plan (the “2003 Plan”).

W I T N E S S E T H

WHEREAS, the Compensation Committee of the Board of Directors has approved, and the Corporation has granted, effective as of the Award Date, to the Participant the long-term cash incentive award under the 2003 Plan (the “Award”), upon the terms and conditions set forth herein and in the 2003 Plan.

NOW THEREFORE, in consideration of services rendered by the Participant and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.             Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the 2003 Plan.

2.             Award.  The Award is an opportunity, subject to the performance condition(s) set forth in Exhibit A hereto and the other terms of this Agreement, to earn a cash bonus in the amount of the Target Incentive Amount set forth above (as such Target Incentive Amount may be adjusted based on the extent the applicable performance condition(s) are satisfied in accordance with Exhibit A hereto).  Any incentive amount that has been earned pursuant to the terms and conditions set forth in this Agreement (including Exhibit A hereto, and before giving effect to tax withholding) is referred to as the “Final Incentive Payment.”  The Final Incentive Payment will be between 0% and 200% of the Participant’s Target Incentive Amount.  Any Final Incentive Award Payment shall, subject to Section 6, be paid by the Corporation to the Participant not later than two and one-half months following the end of the Performance Period.

3.             Continuance of Employment Required.  Except as otherwise expressly provided in Section 5 below, the Participant shall be eligible for a cash incentive payment with respect to the Award (subject to the terms of Exhibit A hereto) only if the Participant remains employed by the Corporation or one of its Subsidiaries through the last day of the Performance Period specified above.  Except as otherwise expressly provided in Section 5 below, employment or service for only a portion of the Performance Period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service.

4.             Restrictions on Transfer.  Neither the Award nor any other rights of the Participant under this Agreement or the 2003 Plan may be transferred, except as expressly provided in Section 1.8 of the 2003 Plan.  No specific exception to the general transfer prohibitions set forth in Section 1.8 of the 2003 Plan has been authorized by the Administrator.

5.             Effect of Termination of Employment or Change in Control.

(a)           Termination of Employment Generally.  Except as provided below in this Section 5, the Award shall be extinguished (and the Participant shall have no further rights with respect thereto or in respect thereof) to the extent the Participant ceases, prior to the end of the Performance Period, to be employed by the Corporation or one of its Subsidiaries and is not a member of the Board (or, in the case of a Participant who is not so employed but serves as a member of the Board, the Participant ceases to be a member of the Board), regardless of the reason for such termination of employment or service, whether with or without cause, voluntarily or involuntarily.

(b)           Certain Terminations.  The Award shall remain outstanding and shall be paid (subject to the terms of Exhibit A hereto) as though the Participant had remained employed by the Corporation or one of its Subsidiaries (or in service as a member of the Board, as the case may be) in the event that, prior to the end of the Performance Period, the Participant ceases to be employed by the Corporation or one of its Subsidiaries, and is not a member of the Board (or, in the case of a Participant who is not so employed but serves as a member of the Board, the Participant ceases to be a member of the Board), and such termination of employment or service is any of the following:

•                  The Participant’s death or Total Disability while employed by the Corporation or a Subsidiary or in service as a member of the Board;

•                  The Participant’s Retirement from employment with the Corporation or a Subsidiary and the date of such Retirement occurs at least twelve (12) months after the first day of the Performance Period;

•                  The Participant’s employment is terminated by the Corporation or a Subsidiary for any reason other than for Cause (as defined herein) or terminated by the Participant for Good Reason (as defined herein) and the date of such termination (the “Severance Date”) is upon or within two years following the date of a Change in Control Event; or

•                  A Change in Control Event occurs not later than two and one-half months after the end of the Performance Period, the Participant’s employment is terminated by the Corporation or a Subsidiary for any reason other than for Cause (as defined herein) or terminated by the Participant for Good Reason (as defined herein) and the Severance Date is within six months prior to the date of such Change in Control Event.

If, immediately prior to the termination of a Participant’s employment with the Corporation or a Subsidiary, the Participant is a party to a written employment agreement with the Corporation or a Subsidiary that defines the term “Cause” and/or “Good Reason” (or any substantially similar term) for purposes of the Participant’s employment, then the terms “Cause” and “Good Reason” for purposes of this Section 5(b) will have the respective meanings given to them in such employment agreement; otherwise, the following definitions shall apply for purposes of this Section 5(b):

•                  Cause.  “Cause” means that the Participant has been convicted of a felony (other than drunk driving), or has engaged in gross misconduct materially and demonstrably injurious to the Corporation or a Subsidiary. However, no act or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Corporation and its Subsidiaries.

•                  Good Reason.  “Good Reason” means that, without the Participant’s express written consent, the occurrence of any one or more of the following: (a) a material reduction in the Participant’s authorities, duties, or responsibilities; (b) a material reduction by the Corporation or a Subsidiary in the Participant’s base salary; or (c) the relocation of the Participant’s offices, as assigned to him by the Corporation or a Subsidiary, by more than fifty (50) miles; provided, however, that any such condition shall not constitute “Good Reason” unless both (x) the Participant provides written notice to the Corporation of the condition claimed to constitute Good Reason within ninety (90) days of the initial existence of such condition, and (y) the Corporation fails to remedy such condition within thirty (30) days of receiving such written notice thereof; and provided, further, that in all events the termination of the Participant’s employment with the Corporation and its Subsidiaries shall not be treated as a termination for “Good Reason” unless such termination occurs not more than one (1) year following the initial existence of the condition claimed to constitute “Good Reason.”

For purposes of this Agreement and notwithstanding the definition of such term under the 2003 Plan, “Total Disability” means a “total and permanent disability” within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator.

For purposes of this Agreement, no Change in Control Event that occurred prior to the Award Date shall be taken into account.

For purposes of this Agreement, “Retirement” means the Participant’s termination of employment with the Corporation or a Subsidiary after the Participant’s attainment of (a) age 55 with ten or more years of employment with the Corporation and its Subsidiaries, or (b) age 65.

(c)           Change in Control Event.  Sections 6.3.2 through 6.3.4 of the 2003 Plan shall not apply to the Award.  In connection with a Change in Control Event that constitutes a permissible distribution event under Section 409A(a)(2)(A)(v) of the Code and following which the common stock of the Corporation ceases to be traded on a national securities exchange, the Administrator may provide for the termination of the Award.  In the event of such a termination of the Award: (i) the Performance Period shall be deemed to have ended as of the last fiscal quarter of the Corporation ending prior to the date of the Change in Control Event; (ii) each of the performance goals set forth in Exhibit A shall be pro-rated by multiplying the goal by a fraction, the numerator of which is the number of fiscal quarters of the Corporation that actually occurred in such deemed (shortened) Performance Period and the denominator of which is the number of fiscal quarters of the Corporation that were scheduled to occur in the Performance Period had it not been shortened; (iii) the Final Incentive Payment shall be determined in accordance with Exhibit A based on actual performance for the shortened Performance Period and such pro-rated performance goals, provided that (subject to Section 3 and the other provisions of this Section 5) in no event shall the Final Incentive Payment be less than the Target Incentive Amount in such circumstances.

6.             Tax Withholding.  The Corporation and each of its Subsidiaries shall have the right to deduct from any amount otherwise payable to the Participant the amount of any taxes which such entity (or entities) may be required to withhold with respect to such payment.

7.             Notices.  Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the address reflected or last reflected on the Corporation’s payroll records.  Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.  Any such notice shall be deemed to be “given” only when actually received, but if the Participant is no longer an Eligible Person, shall be deemed to have been duly “given” as of the date mailed in accordance with the foregoing provisions of this Section 7.

8.             Plan.  The Award and all rights of the Participant with respect thereto are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the provisions of the 2003 Plan, incorporated herein by reference.  The Participant acknowledges receipt of a copy of the 2003 Plan and agrees to be bound by the terms thereof.  Unless otherwise expressly provided in other Sections of this Agreement, provisions of the 2003 Plan that confer discretionary authority on the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Administrator so conferred by appropriate action of the Administrator under the 2003 Plan after the date hereof.

9.             No Service Commitment by Company.  Nothing contained in this Agreement or the 2003 Plan constitutes an employment or service commitment by the Corporation or any of its Subsidiaries, affects the Participant’s status as an employee at-will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Participant’s other compensation.

10.          Limitation on Participant’s Rights.  Participation in the 2003 Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust.  The 2003 Plan, in and of itself, has no assets.  The Participant shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Award.

11.          Entire Agreement.  This Agreement and the 2003 Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The 2003 Plan and this Agreement may be amended pursuant to Section 6.6 of the 2003 Plan.  Any such amendment must be in writing and signed by the Corporation.  The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

12.          Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

13.          Effect of this Agreement.  This Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

14.          Construction.  This Agreement and the Award are intended to comply with or be exempt from, as the case may be, Section 409A of the Code so as to not result in any tax, penalty or interest thereunder.  The Award is also intended as a Performance-Based Award under the 2003 Plan.  This Agreement and the Award shall be construed and interpreted accordingly.  Except for the tax withholding rights contemplated by Section 6, the Participant shall be solely responsible for any and all tax liability with respect to the Award.

15.          Recoupment.  Notwithstanding any other provision herein, the recoupment or “clawback” policies adopted by the Corporation and applicable to equity awards, as such policies are in effect from time to time, shall apply to the Award and any cash incentive that may be paid in respect of the Award.

16.          Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

17.          Section Headings.  The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Award Date set forth above.  By the Participant’s execution of this Agreement, the Participant agrees to the terms and conditions hereof.

CORINTHIAN COLLEGES, INC.	PARTICIPANT
a Delaware corporation

By:
Signature

Print Name:
Address

Its:
City, State, Zip Code